SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 11, 2013
Date of Report (Date of Earliest Event Reported)

DUPONT FABROS TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33748	20 – 8718331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 New York Avenue, N.W., Suite 900
Washington, D.C. 20005
(Address of Principal Executive Offices) (Zip Code)

(202) 728-0044
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Fourth Amendment to Credit Agreement
On June 11, 2013, DuPont Fabros Technology, Inc., a Maryland corporation (the “Company”), amended the credit agreement that relates to its unsecured revolving credit facility to expand the “accordion” feature to provide the Company with the option to increase the total commitment under the facility to $600 million, if one or more lenders commit to being a lender for the additional amount and certain other customary conditions are met. Previously, the “accordion” feature had provided that the total commitment under the facility could be increased to $400 million.
The amendment (the “Fourth Amendment”), dated June 11, 2013, amends the Credit Agreement, dated May 6, 2010, as amended (the “Credit Agreement”), by and among DuPont Fabros Technology, L.P., a Maryland limited partnership (the “Borrower”), the operating partnership of the Company, all of the Borrower's subsidiaries that currently guaranty the obligations under the Company's Indenture governing the terms of its 8½% senior notes due 2017, including the subsidiaries that own the ACC2, ACC4, ACC5, ACC6, CH1, NJ1, SC1, VA3 and VA4 data centers, but excluding the Company's taxable REIT subsidiary and DF Technical Services, LLC and the subsidiary that owns the Company's ACC3 data center facility and the ACC7 and ACC8 parcels of land, the Company, KeyBank National Association (“KeyBank”), as administrative agent and a lender, and the other lending institutions (“Other Lenders”) that are parties thereto.
Except as amended by the Fourth Amendment, the remaining terms of the Credit Agreement remain in full force and effect.
The foregoing does not purport to be a complete description of the terms of the Fourth Amendment and such description is qualified in its entirety by reference to the Fourth Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Increase of Total Commitments Under Credit Agreement
On June 12, 2013, KeyBank and certain Other Lenders agreed pursuant to a letter agreement (the “2013 Increase Letter”), dated June 12, 2013, by and among the Borrower, the Company, the subsidiaries of the Borrower that are parties thereto, KeyBank and the other lending institutions that are parties thereto, to increase the total commitment under the Credit Agreement from $225 million to $400 million
The foregoing does not purport to be a complete description of the terms of the 2013 Increase Letter and such description is qualified in its entirety by reference to the 2013 Increase Letter, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.
* * *
From time to time, the Company has had customary commercial and/or investment banking relationships with Bank of America, N.A., Barclays Bank PLC, KeyBank, Raymond James Bank, RBS Citizens, N.A., Royal Bank of Canada, Stifel Bank & Trust, Goldman Sachs Bank USA, TD Bank, N.A., Credit Suisse AG, Cayman Islands Branch and SunTrust Bank, and/or certain of their affiliates, all of which are lenders under the Credit Agreement.
* * *
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

10.1
Fourth Amendment to Credit Agreement, dated as of June 11, 2013, by and among DuPont Fabros Technology, L.P., as Borrower, DuPont Fabros Technology, Inc., as a guarantor, and the subsidiaries of Borrower that are parties thereto, as Subsidiary Guarantors, KeyBank National Association as Agent and a Lender, and the other lending institutions that are parties thereto, as Lenders.

10.2
2013 Increase Letter, dated as of June 12, 2013, by and among DuPont Fabros Technology, L.P., as Borrower, DuPont Fabros Technology, Inc., as a guarantor, and the subsidiaries of Borrower that are parties thereto, as

Subsidiary Guarantors, KeyBank National Association as Agent, and the other lending institutions that are parties thereto, as Lenders.

99.1	Press Release of the Company announcing that DuPont Fabros Technology, L.P entered into the Fourth Amendment, dated June 13, 2013.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DUPONT FABROS TECHNOLOGY, INC.
June 13, 2013                        /s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr., Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

10.1
Fourth Amendment to Credit Agreement, dated as of June 11, 2013, by and among DuPont Fabros Technology, L.P., as Borrower, DuPont Fabros Technology, Inc., as a guarantor, and the subsidiaries of Borrower that are parties thereto, as Subsidiary Guarantors, KeyBank National Association as Agent and a Lender, and the other lending institutions that are parties thereto, as Lenders.

10.2
2013 Increase Letter, dated as of June 12, 2013, by and among DuPont Fabros Technology, L.P., as Borrower, DuPont Fabros Technology, Inc., as a guarantor, and the subsidiaries of Borrower that are parties thereto, as Subsidiary Guarantors, KeyBank National Association as Agent, and the other lending institutions that are parties thereto, as Lenders.

99.1	Press Release of the Company announcing that DuPont Fabros Technology, L.P entered into the Fourth Amendment, dated June 13, 2013.